As filed with the U.S. Securities and Exchange Commission on September 26, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST COMMUNITY BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	55-0694814 (I.R.S. Employer Identification No.)
One Community Place
Bluefield, Virginia 24605
(276) 326-9000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John M. Mendez
President and Chief Executive Officer
First Community Bancshares, Inc.
P.O. Box 989
Bluefield, Virginia 24605-0989
(276) 326-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)

with copies to:
Norman B. Antin, Esq.
Jeffrey D. Haas, Esq.
Patton Boggs LLP
2550 M Street, NW
Washington, DC 20037-1350
(202) 457-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Proposed Maximum	Aggregate	Registration
Securities to be Registered(2)	Registered(3)	Price per Unit(4)	Offering Price(5)	Fee(l)
First Community Bancshares, Inc.:
Common Stock
Preferred Stock
Warrants to purchase Common Stock
Warrants to purchase Preferred Stock
Units
TOTAL:	$100,000,000.00		$100,000,000.00	$3,930.00

(1)	Estimated in accordance with Rule 457(o) solely for the purpose of calculating the registration fee.
(2)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder as units.
(3)	Includes such indeterminate number of shares of common stock, shares of preferred stock, warrants to purchase common stock, warrants to purchase preferred stock and units that First Community Bancshares, Inc. may sell pursuant to this Registration Statement, which may not exceed the maximum aggregate offering price of $100,000,000.00. The securities registered hereunder also include such indeterminate number of shares of common stock, preferred stock, warrants or units that may be issued upon conversion, exchange or exercise of any of the securities being registered hereby.
(4)	Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per class of security will be determined from time to time by First Community Bancshares, Inc. in connection with, and at the time of, the issuance by First Community Bancshares, Inc. of the securities registered hereunder.
(5)	In no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed the amount registered above or the equivalent thereof in one or more foreign currencies or currency units.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus. We may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the SEC relating to these securities has been declared “effective” by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any State or other jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2008
PROSPECTUS
FIRST COMMUNITY BANCSHARES, INC.
$100,000,000
Common Stock, Preferred Stock,
Warrants and Units
     We may offer from time to time common stock, preferred stock, warrants and units. We may also issue any of the common stock, preferred stock, warrants or units upon the conversion, exchange or exercise of any of the securities listed above. The aggregate initial offering price of the securities that we offer will not exceed $100,000,000.
     We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.
     Our common stock is listed on The NASDAQ Global Select Market under the symbol “FCBC.”
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
     You should refer to the risk factors that may be included in a prospectus supplement and in our periodic reports and other information we file with the U.S. Securities and Exchange Commission and carefully consider that information before investing in our securities.
     These securities will be our equity securities or unsecured obligations of us, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
     Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2008.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process. Under this shelf process, we may sell, either separately or together, any combination of the securities described in this prospectus in one or more offerings. We may also issue any of the common stock, preferred stock, warrants or units upon conversion, exchange or exercise of any of the securities mentioned above. The aggregate amount of securities that we may offer under the registration statement is $100,000,000.00, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.
     This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the offering and the specific terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site, our website, or at the SEC offices, which are mentioned in this prospectus under the heading “Where You Can Find More Information.”
     The words “we,” “our,” “us,” “the Company,” and “First Community” refer to First Community Bancshares, Inc., unless we indicate otherwise.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and any accompanying prospectus supplements contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.
     The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:
•	the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations;

•	geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board; inflation, interest rate, market and monetary fluctuations;

•	the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

•	the willingness of users to substitute competitors’ products and services for our products and services;

•	the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•	technological changes;

•	the effect of acquisitions we may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions;

•	the growth and profitability of non-interest or fee income being less than expected;

•	changes in consumer spending and savings habits; and

•	unanticipated regulatory or judicial proceedings.
     If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forwarding-looking statements.
FIRST COMMUNITY BANCSHARES, INC.
     We are a financial holding company incorporated under the laws of the State of Nevada and serve as the holding company for First Community Bank, a national banking association, or the Bank, that conducts commercial banking operations within the states of Virginia, West Virginia, North Carolina and Tennessee. In addition, the Bank maintains a loan production office in South Carolina. We also own Greenpoint Insurance Group, Inc., a full-service insurance agency, and Investment Planning Consultants, an investment advisory firm. First Community Bank conducts its banking operations through 58 locations and four wealth management offices and is regulated by The Office of the Comptroller of the Currency.
     Our principal executive offices are located at One Community Place, Bluefield, Virginia 24605 and our telephone number is (276) 326-9000.
RISK FACTORS
     An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS
     Unless otherwise specified in the applicable prospectus supplement, we will use the proceeds from the sale of the securities described in this prospectus for general corporate purposes and to support our ongoing and future anticipated growth. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.
DESCRIPTION OF SECURITIES WE MAY OFFER
     This prospectus contains summary descriptions of our common stock, preferred stock, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
DESCRIPTION OF COMMON STOCK
General
     This section of the prospectus describes the material terms and provisions of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a supplement to this prospectus. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation, as amended, our bylaws, as amended, and the applicable provisions of Nevada law.
     Our authorized capital stock consists of 25,000,000 shares of our common stock, par value $1.00 per share. Our authorized capital stock may be increased and altered from time to time in the manner prescribed by Nevada law upon the vote of at least a majority of the shares entitled to vote on the matter. Our shares of common stock are traded on The NASDAQ Global Select Market under the symbol “FCBC.”
     Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of stockholders. Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefor and, upon liquidation, to receive pro rata all assets, if any, of the Company that are available for distribution after the payment of creditors. Holders of our common stock have no preemptive rights to subscribe for any additional securities of any class that we may issue, nor any conversion, redemption or sinking fund rights. Holders of our common stock have no right to cumulate votes in the election of directors. The rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue in the future.

Transactions with Interested Persons
     Under the Nevada Revised Statutes, or NRS, a transaction with First Community (i) in which a First Community director or officer has a direct or indirect interest, or (ii) involving another corporation, firm or association in which one or more of First Community’s directors or officers are directors or officers of the corporation, firm or association or have a financial interest in the corporation firm or association, is not void or voidable solely because of the director’s or officer’s interest or common role in the transaction if any one of the following circumstances exists:
•	the fact of the common directorship, office or financial interest is known to the board of directors or a committee of the board of directors and a majority of disinterested directors on the board of directors (or on the committee) authorized, approved or ratified the transaction;

•	the fact of the common directorship, office or financial interest is known to the stockholders and disinterested stockholders holding a majority of the shares held by disinterested stockholders authorized, approved or ratified the transaction;

•	the fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought to the board of directors for action; or

•	the transaction was fair to First Community at the time it is authorized or approved.
Control Share Acquisition Provisions
     Nevada law contains provisions that, under certain circumstances, would preclude an acquirer of the shares of a Nevada corporation who crosses one of three voting thresholds (20%, 33 1/3% or 50%) from obtaining voting rights with respect to such shares unless the disinterested holders of a majority of the shares of First Community held by disinterested stockholders votes to accord voting power to such shares. The statute provides that, if authorized by the articles of incorporation or bylaws in effect on the 10th day following the acquisition of the controlling interest by an acquiring person, First Community may call for redemption of not less than all of the control shares at the average price paid for the control shares if the acquirer has not complied with certain procedural requirements or if the control shares are not accorded full voting rights by the stockholders.
Combinations with Interested Stockholders
     Under the NRS, except under certain circumstances, a corporation is not permitted to engage in a business combination with any “interested stockholder” for a period of three years following the date such stockholder became an interested stockholder. An “interested stockholder” is a person or entity who owns 10% or more of the outstanding shares of voting stock. Nevada permits a corporation to opt out of the application of these business combination provisions by so providing in the articles of incorporation. First Community opted out of the application of these business combination provisions in its articles of incorporation, as amended. Instead, First Community’s articles of incorporation, as amended, require the approval of holders of more than 85% of First Community’s outstanding shares entitled to vote thereon for any of the following transactions between First Community and any individual, firm, corporation or other entity (or any affiliate of any of the foregoing) that directly or indirectly beneficially owns 15% or more of First Community’s outstanding shares of stock entitled to vote for the election of directors:
•	any merger or consolidation of First Community or any subsidiary of First Community with or into the firm, corporation or other entity;

•	any sale, lease, exchange, transfer or other disposition (whether in a single transaction or a series of related transactions) to or with the individual, firm, corporation or other entity of any assets of First Community or any subsidiary of First Community when such assets have an aggregate fair market value of $5,000,000 or more;

•	the issuance or transfer to or with the individual, firm, corporation or other entity by First Community or any subsidiary of First Community of any equity securities of First Community or any subsidiary of First Community where any such equity securities have an aggregate fair market value of $5,000,000 or more;

•	the adoption of any plan or proposal for the liquidation or dissolution of First Community; or

•	any agreement, contract or other arrangement providing for any of the foregoing.
Restrictions on Ownership
     The Bank Holding Company Act of 1956, as amended, or BHC Act, generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of First Community. Control is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. Under the BHC Act, any existing bank holding company would require the prior approval of the Federal Reserve Board, before acquiring 5% or more of the voting stock of First Community. In addition, the Change in Bank Control Act of 1978, as amended, or CBC Act, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as First Community, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.
Transfer Agent
     The transfer agent and registrar for First Community common stock is BNY Mellon Shareowner Services.
DESCRIPTION OF PREFERRED STOCK
General
     This section of the prospectus describes the material terms and provisions of our preferred stock. When we offer to sell shares of our preferred stock, we will describe the specific terms of the offering and the shares in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation, as amended, our bylaws, as amended, and the applicable provisions of Nevada law.
     Our authorized capital stock consists of 1,000,000 shares of our preferred stock, with par value to be determined by our board of directors. Under our articles of incorporation, as amended, we may issue shares of preferred stock in one or more series, as may be determined by our board of directors or a duly authorized committee. Our board of directors or a committee thereof may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any series without any further vote or action by the stockholders. Any preferred stock we may issue will rank senior to our common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of our company, or both. In addition, any shares of our preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of our preferred stock, or merely the existing authorization of our board of directors to issue shares of our preferred stock, may tend to discourage or impede a merger or other change in control of our company. No shares of preferred stock are currently outstanding. Each series of preferred stock will be issued under a certificate of designation, which will be filed with the SEC as an exhibit to a document incorporated by reference in this prospectus concurrently with the offering of such preferred stock. It is also subject to our articles of incorporation, as amended, which is incorporated by reference as an exhibit to this registration statement.
     Our board of directors is authorized to determine or fix from time to time by resolution the following terms for each series of preferred stock, which will be described in a prospectus supplement:
•	the designation of such series and the number of shares to constitute such series;

•	the par value of the shares of such series, if any;

•	the voting rights, if any;

•	the dividend rate;

•	whether dividends are cumulative and, if so, the date from which dividends cumulate;

•	the payment date for dividends;

•	redemption rights, the applicable redemption prices and such other conditions of redemption;

•	amounts payable to holders on our liquidation, dissolution or winding up;

•	the amount of the sinking fund, if any;

•	whether the shares will be convertible or exchangeable into equity, and, if so, the prices and terms of conversion and such other terms and conditions of such conversion or exchange;

•	whether future shares of the series or any future series or other class of stock is subject to any restrictions, and, if so, the nature of the restrictions;

•	the conditions or restrictions, if any, upon the issuance of any additional stock; and

•	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.
     The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of the Company.
     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
     The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise.

Rank
     Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.
Dividends
     The holders of each series of preferred stock will be entitled to receive cash dividends if declared by our board of directors out of funds we can legally use for payment The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends as to each series of preferred stock The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record of each series of preferred stock as they appear on the record dates fixed by our board of directors.
     Our board of directors will not declare and pay a dividend on any series of preferred stock unless full dividends for all series of preferred stock ranking equal as to dividends have been declared or paid and sufficient funds are set aside for payment If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock ranking equal to any other series as to dividends. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.
     Unless all dividends on the preferred stock of each series have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid for with securities ranking junior to the preferred stock. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.
Conversion or Exchange
     The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange and any such preferred stock will be described in the prospectus supplement relating to such series of preferred stock.
Redemption
     If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option of or the holder thereof and may be mandatory redeemed.
     Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
     Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price.

Liquidation Preference
     Upon any voluntary or involuntary liquidation, dissolution or winding up of First Community, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.
     If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting rights
     The holders of shares of preferred stock will have no voting rights, except:
•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; or

•	as required by applicable law.
     Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors because dividends on the preferred stock of such series are in arrears, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series could then be subject to regulation as a bank holding company in accordance with the BHC Act. A holder of 5% or more of such series that otherwise exercises a “controlling influence” over us could also be subject to regulation under the BHC Act. In addition, at any time a series of the preferred stock is deemed a class of voting securities, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of the outstanding shares of such series of preferred stock, and (2) any person other than a bank holding company may be required to file with the Federal Reserve Board under the CBC Act to acquire or retain 10% or more of that series.
DESCRIPTION OF WARRANTS
     In this section, we describe the general terms and provisions of the warrants for the purchase of preferred stock or common stock that we may issue. Warrants issued pursuant to this prospectus may be issued independently or together with any preferred stock or common stock. Warrants sold with other securities may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent who will be specified in the warrant agreement and in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
     This summary of some of the terms and other provisions of the warrants that may be issued is not complete and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate and the prospectus supplement, which both will be filed with the SEC. You should refer to this prospectus, the prospectus supplement, the warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific warrants that we may offer for the complete terms of the warrant agreement and the warrants. For more information on how you can obtain copies of the applicable warrant agreement, if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.
     The applicable prospectus supplement related to an issuance of warrants will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at anyone time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
     The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.
     Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.
     Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement and warrant agreement.
     After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
     Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.
DESCRIPTION OF UNITS
     In this section, we describe the general terms and provisions of the units that we may offer. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
     The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
•	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising those units; and

•	whether the units will be issued fully registered or in global form.
     The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information.” We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.
PLAN OF DISTRIBUTION
     We may sell the securities described in this prospectus to or through one or more agents, underwriters, dealers or directly to purchasers on a continuous or delayed basis.
     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices or at negotiated prices.
     Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the public offering price;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.
     If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
     If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.
     We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
     Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in the common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
     Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.
     We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.
     Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on The NASDAQ Global Select Market. Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.
     Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.
LEGAL MATTERS
     Patton Boggs LLP, Washington, D.C., will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless we indicate otherwise in a prospectus supplement. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements incorporated in this prospectus by reference from First Community Bancshares Inc.’s Annual Report on Form 10-K for the two years in the period ended December 31, 2007 have been audited by Dixon Hughes PLLC, independent registered public accounting firm, and for the year ended December 31, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their respective reports, which are incorporated herein by reference, and have been so incorporated in reliance upon such reports of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
     This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act.
     This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.
     We file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our filings with the SEC are also available to the public on our website at www.fcbinc.com, as well as through document retrieval services. You may read and copy any periodic reports, proxy statements or other information we file at the SEC’s public reference room in Washington, D.C., which is located at the following address: Public Reference Room, 100 F Street N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms.
     We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus, provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:
(a)	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 13, 2008.
(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 12, 2008, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 11, 2008.
(c)	Our Current Reports on Form 8-K filed on February 25, 2008; February 20, 2008; February 26, 2008; May 27, 2008; May 30, 2008; June 4, 2008; July 31, 2008; August 5, 2008; and August 26, 2008.
(d)	Portions of our proxy statement for the annual meeting of stockholders held on April 29, 2008, that have been incorporated by reference in our 2007 Annual Report on Form 10-K.
(e)	The description of our common stock contained in our Form 8-A as filed with the SEC pursuant to Sections 12(b) and 12(g) of the Exchange Act, on May 20, 1991.
     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number:
First Community Bancshares, Inc.
One Community Place
Bluefield, Virginia 24605-0989
Attention: Robert L. Schumacher,
General Counsel
(276) 326-9000

     You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

FIRST COMMUNITY BANCSHARES, INC.
Common Stock
Preferred Stock
Warrants
Units

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, all of which will be paid by the Registrant.

SEC Registration fee	$3,930
Legal fees and expenses	$120,000	*
Accounting fees and expenses	$17,000	*
Other	$50,000	*

Total	$190,930	*

*	Estimate
Item 15. Indemnification of Directors and Officers.
Nevada law permits a Nevada corporation, such as the Registrant, to indemnify its directors and officers in certain circumstances. Specifically, Section 78.7502 of the NRS provides as follows:
Indemnification of directors and officers.
(1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the bests interests of the corporation, or that, with respect to any criminal action or proceedings, he had reasonable cause to believe that his conduct was unlawful.
(2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he reasonably believed to be in or not, opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for negligence or misconduct in the performance of his duty to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
(3) To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.
The Registrant’s articles of incorporation provide that it will indemnify any of its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, relating to service for or at the request of the Registrant. The Registrant will not indemnify a director, officer, employee or agent if: (A) he did not act in good faith; (B) he did not reasonably believe that the actions were either (i) in First Community’s best interests, or (ii) not opposed to the Registrant’s best interests; or (C) with respect to a criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.
The Registrant’s articles of incorporation also provide that no director will be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that the director’s liability will not be eliminated or limited: (A) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (B) for acts or omissions involving intentional misconduct, fraud or a knowing violation of the law; (C) for the payment of any distribution in violation of Nevada law; or (D) for any transaction from which the director derived an improper personal benefit.
Item 16. Exhibits
EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*

4.1	Form of certificate of designation of series of preferred stock*

4.2	Form of securities and warrant agreement*

5.1	Opinion of Patton Boggs LLP

8.0	Opinion as to certain federal income tax matters*

23.1	Consent of Dixon Hughes PLLC

23.2	Consent of Ernst & Young LLP

23.3	Consent of Patton Boggs LLP (included in Exhibit 5.1)

24	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)
_____________
* To be filed, as applicable, by amendment or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.

Item 17. Undertakings
The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on September 26, 2008.

FIRST COMMUNITY BANCSHARES, INC.

By:	/s/ John M. Mendez

John M. Mendez President and Chief Executive Officer
     POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below, hereby makes, constitutes and appoints John M. Mendez, David D. Brown or their respective true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution, any and all amendments, including post-effective amendments, to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Name	Title	Date

/s/ John M. Mendez John M. Mendez	President, Chief Executive Officer and Director (principal executive officer)	September 26, 2008

/s/ David D. Brown David D. Brown	Chief Financial Officer (principal financial officer)	September 26, 2008

/s/ Franklin P. Hall	Director	September 26, 2008
Franklin P. Hall

/s/ Allen T. Hamner	Director	September 26, 2008
Allen T. Hamner

/s/ I. Norris Kantor	Director	September 26, 2008
I. Norris Kantor

/s/ A.A. Modena	Director	September 26, 2008
A.A. Modena

/s/ Robert E. Perkinson, Jr.	Director	September 26, 2008
Robert E. Perkinson, Jr.

/s/ William P. Stafford	Director	September 26, 2008
William P. Stafford

/s/ William P. Stafford II	Director	September 26, 2008
William P. Stafford II

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*

4.1	Form of certificate of designation of series of preferred stock*

4.2	Form of securities and warrant agreement*

5.1	Opinion of Patton Boggs LLP

8.0	Opinion as to certain federal income tax matters*

23.1	Consent of Dixon Hughes PLLC

23.2	Consent of Ernst & Young LLP

23.3	Consent of Patton Boggs LLP (included in Exhibit 5.1)

24	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)
_____________
*	To be filed, as applicable, by amendment or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.